Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

Third Coast Bancshares, Inc. Reports

2025 First Quarter Financial Results

Year-over-Year Net Income Improved 31% and Diluted EPS increased 28%

Net Interest Margin Expands to 3.80% and Book Value Per Share Increases

HOUSTON – April 23, 2025 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank (the “Bank”), today reported its 2025 first quarter financial results.

Year to Date Financial Highlights

•
Return on average assets of 1.17% annualized for the first quarter of 2025 compared to 1.13% annualized for the fourth quarter of 2024 and 0.95% annualized for the first quarter of 2024.
•
Net interest margin of 3.80% for the first quarter of 2025 compared to 3.71% for the fourth quarter of 2024 and 3.60% for the first quarter of 2024.
•
Net income for the first quarter of 2025 totaled $13.6 million, or $0.90 and $0.78 per basic and diluted share, respectively, compared to $13.7 million, or $0.92 and $0.79 per basic and diluted share, respectively, for the fourth quarter of 2024.
•
Gross loans grew to $3.99 billion as of March 31, 2025, from $3.97 billion reported as of December 31, 2024.
•
Book value per share and tangible book value per share(1) increased to $29.92 and $28.56, respectively, as of March 31, 2025, compared to $28.65 and $27.29, respectively, as of December 31, 2024 and $26.18 and $24.79, respectively, as of March 31, 2024.
•
On April 1, 2025, the Bank completed a $200 million commercial real estate loan securitization, reducing our risk-weighted assets and improving risk-weighted capital ratios. The transactions also strengthened our financial position by reducing construction and land development loan concentrations and mitigating credit risk.

Bart Caraway, Founder, Chairman, President & CEO of Third Coast, said, “We delivered a solid first quarter, marked by continued expansion in our net interest margin and steady growth in our loan portfolio, while preserving strong asset quality. Our disciplined approach to managing deposit costs and thoughtful credit risk management enabled us to enhance shareholder value, as reflected in the increase in both book value and tangible book value per share. Despite some seasonal softness in deposits, our core profitability metrics improved, and our

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this news release for a reconciliation of these non-GAAP financial measures.

capital ratios strengthened, underscoring the resilience of our business model and our commitment to sustainable growth.

“Just following the quarter end, we successfully executed a significant commercial real estate loan securitization, which will provide us with additional flexibility to manage our balance sheet and capital ratios. We believe this transaction will not only reduce our CRE concentration and improve our risk-based capital, but also generate meaningful fee income that will benefit our results in the coming quarters. The securitization demonstrates our forward-thinking approach to capital management and positions us to support future loan growth while upholding a prudent risk profile.

“With a strong capital base, improved asset quality, and a focus on disciplined execution, Third Coast is well positioned to deliver continued value for our shareholders and to compete effectively in the dynamic Texas banking landscape,” Mr. Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $13.6 million for the first quarter of 2025, compared to $13.7 million for the fourth quarter of 2024 and $10.4 million for the first quarter of 2024. Net income available to common shareholders totaled $12.4 million for the first quarter of 2025, compared to $12.5 million for the fourth quarter of 2024 and $9.2 million for the first quarter of 2024. The year-over-year increase was primarily due to an increase in net interest income, resulting from loan growth and the purchase of investment securities, and an increase in service charges and fees, offset by an increase in salary and employee benefit expenses during the first quarter of 2025. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended March 31, 2025 and December 31, 2024.

Basic and diluted earnings per share were $0.90 per share and $0.78 per share, respectively, in the first quarter of 2025, compared to $0.92 per share and $0.79 per share, respectively, in the fourth quarter of 2024 and $0.68 per share and $0.61 per share, respectively, in the first quarter of 2024.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2025 was 3.80%, compared to 3.71% for the fourth quarter of 2024 and 3.60% for the first quarter of 2024. The yield on loans for the first quarter of 2025 was 7.45%, compared to 7.68% for the fourth quarter of 2024 and 7.75% for the first quarter of 2024. The cost of interest-bearing deposits for the first quarter of 2025 was 4.02%, compared to 4.33% for the fourth quarter of 2024 and 4.65% for the first quarter of 2024.

Net interest income totaled $42.8 million for the first quarter of 2025, a decrease of 1.5% from $43.4 million for the fourth quarter of 2024 and an increase of 12.4% from $38.1 million for the first quarter of 2024. Interest income totaled $80.8 million for the first quarter of 2025, a decrease of 5.6% from $85.5 million for the fourth quarter of 2024 and an increase of 2.4% from $78.9 million for the first quarter of 2024. The quarter-over-quarter decrease in interest income resulted from a decrease in loan yields and a decrease in interest income from federal funds sold and deposits in interest-bearing correspondent banks during the first quarter of 2025. Interest expense decreased from $42.1 million for the fourth quarter of 2024 and $40.8 million for the first quarter of 2024 to $38.0 million for the first quarter of 2025, primarily resulting from the reduction in rates paid on interest-bearing deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $3.1 million for the first quarter of 2025, compared to $2.9 million for the fourth quarter of 2024 and $2.3 million for the first quarter of 2024. The sequential increase in noninterest income was primarily due to increased service charges and fees during the first quarter of 2025.

Noninterest expense increased to $28.1 million for the first quarter of 2025, compared to $27.2 million for the fourth quarter of 2024 and $25.9 million for the first quarter of 2024. The quarter-over-quarter increase in noninterest expense was primarily due to increased salary expense resulting from new hires, increased bonus expense and a reduction in salary expense deferral related to loan fundings during the first quarter of 2025. At March 31, 2025, the number of employees was 383, compared to 369 at December 31, 2024.

The efficiency ratio was 61.23% for the first quarter of 2025, compared to 58.80% for the fourth quarter of 2024 and 64.11% for the first quarter of 2024.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended March 31, 2025, gross loans increased to $3.99 billion, an increase of $21.6 million, or 0.5%, from $3.97 billion as of December 31, 2024, and an increase of $241.9 million, or 6.5%, from $3.75 billion as of March 31, 2024. Commercial and industrial loans accounted for the majority of the loan growth for the first quarter of 2025, offset by slight decreases in real estate loans and municipal loans from the fourth quarter of 2024.

Asset Quality

Nonperforming loans at March 31, 2025 were $18.6 million, compared to $27.9 million at December 31, 2024 and $21.7 million at March 31, 2024. As of March 31, 2025, the nonperforming loans to total loans ratio was 0.47%, compared to 0.70% as of December 31, 2024 and 0.58% as of March 31, 2024. The decrease in nonperforming loans during the first quarter of 2025 was primarily due to the foreclosure and transfer to OREO of three nonperforming loans for one relationship totaling $7.3 million, the payoff and paydown of five nonperforming loans totaling $1.9 million, and the charge-off of one relationship for $810,000.

The provision for credit loss recorded for the first quarter of 2025 was $450,000, and the allowance for credit losses of $40.5 million represented 1.01% of the $3.99 billion in gross loans outstanding as of March 31, 2025. The provision for credit loss recorded for the fourth quarter of 2024 was $1.2 million, and the allowance for credit losses of $40.3 million represented 1.02% of the $3.97 billion in gross loans outstanding as of December 31, 2024. The decrease in the provision for credit loss recorded in the first quarter of 2025 compared to the fourth quarter of 2024 is a reflection of the improvement in asset quality and loan growth.

The Company recorded net charge-offs of $398,000 and $742,000 for the three months ended March 31, 2025 and March 31, 2024, respectively.

Deposits and Composition

Deposits totaled $4.25 billion as of March 31, 2025, a decrease of 1.4% from $4.31 billion as of December 31, 2024, and an increase of 4.9% from $4.05 billion as of March 31, 2024. Noninterest-bearing demand deposits decreased from $602.1 million as of December 31, 2024, to $448.5 million as of March 31, 2025 and represented 10.6% of total deposits as of March 31, 2025, compared to 14.0% of total deposits as of December 31, 2024. As of March 31, 2025, interest-bearing demand deposits increased $23.5 million, or 0.8%, time deposits increased $71.2 million, or 12.3%, and savings accounts decreased $3.1 million, or 11.1%, respectively, from December 31, 2024.

The average cost of deposits was 3.60% for the first quarter of 2025, representing a 23-basis point decrease from the fourth quarter of 2024 and a 49-basis point decrease from the first quarter of 2024. The decreases were due to the reduction in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2025 first quarter results, which will be broadcast live over the Internet, on Thursday, April 24, 2025, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To

participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through May 1, 2025, and may be accessed by dialing 201-612-7415 and using passcode 13752283#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 19 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; economic conditions affecting the real estate market; prepayment risks associated with commercial real estate loans; liquidity risks in the securitization market; operational risks related to the administration of securitized assets; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2025	2024
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$218,990	$371,157	$258,191	$241,809	$367,831
Federal funds sold	110,379	50,045	12,265	12,088	130,429
Total cash and cash equivalents	329,369	421,202	270,456	253,897	498,260

Interest bearing time deposits in other banks	359	356	353	350	-
Investment securities available-for-sale	397,442	384,025	292,104	286,167	246,291
Loans held for investment	3,988,039	3,966,425	3,889,831	3,758,159	3,746,178
Less: allowance for credit losses	(40,456)	(40,304)	(39,683)	(38,211)	(38,140)
Loans, net	3,947,583	3,926,121	3,850,148	3,719,948	3,708,038
Accrued interest receivable	26,752	25,820	26,111	27,518	25,769
Premises and equipment, net	25,669	26,230	26,696	27,626	26,844
Bank-owned life insurance	74,018	68,341	67,679	67,030	66,443
Non-marketable securities, at cost	15,994	15,980	24,328	16,147	16,095
Deferred tax asset, net	9,176	11,445	8,654	8,972	8,712
Derivative assets	3,052	6,479	5,786	7,799	11,015
Right-of-use assets - operating leases	19,370	19,863	20,397	20,944	20,729
Goodwill and other intangible assets	18,801	18,841	18,882	18,922	18,963
Other assets	29,404	17,743	16,176	18,799	13,244
Total assets	$4,896,989	$4,942,446	$4,627,770	$4,474,119	$4,660,403

LIABILITIES
Deposits:
Noninterest bearing	$448,542	$602,082	$489,822	$464,498	$424,019
Interest bearing	3,800,001	3,708,416	3,504,616	3,391,093	3,626,653
Total deposits	4,248,543	4,310,498	3,994,438	3,855,591	4,050,672

Accrued interest payable	7,044	6,281	7,283	5,668	3,927
Derivative liabilities	3,527	8,660	6,874	7,626	8,253
Lease liability - operating leases	20,425	20,900	21,412	21,919	21,647
Other liabilities	25,979	23,754	34,632	30,786	27,806
Line of credit - Senior Debt	30,875	30,875	31,875	36,875	43,875
Note payable - Subordinated Debentures, net	80,810	80,759	80,708	80,656	80,605
Total liabilities	4,417,203	4,481,727	4,177,222	4,039,121	4,236,785

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,904	13,848	13,746	13,744	13,731
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	322,456	321,696	320,871	320,496	320,077
Retained earnings	134,115	121,697	109,160	97,583	87,971
Accumulated other comprehensive income	10,341	4,508	7,801	4,205	2,869
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	479,786	460,719	450,548	434,998	423,618
Total liabilities and shareholders' equity	$4,896,989	$4,942,446	$4,627,770	$4,474,119	$4,660,403

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2025	2024				2024
(Dollars in thousands, except per share data)	March 31	December 31	September 30	June 30	March 31	December 31

INTEREST INCOME:
Loans, including fees	$73,087	$76,017	$75,468	$73,103	$70,671	$295,259
Investment securities available-for-sale	5,693	4,939	4,532	4,491	3,093	17,055
Federal funds sold and other	1,986	4,580	2,719	3,631	5,112	16,042
Total interest income	80,766	85,536	82,719	81,225	78,876	328,356

INTEREST EXPENSE:
Deposit accounts	36,226	40,233	40,407	40,410	38,698	159,748
FHLB advances and other borrowings	1,743	1,865	1,929	1,957	2,099	7,850
Total interest expense	37,969	42,098	42,336	42,367	40,797	167,598

Net interest income	42,797	43,438	40,383	38,858	38,079	160,758

Provision for credit losses	450	1,156	1,085	1,900	1,560	5,701

Net interest income after credit loss expense	42,347	42,282	39,298	36,958	36,519	155,057

NONINTEREST INCOME:
Service charges and fees	2,277	1,772	2,143	1,515	1,505	6,935
Earnings on bank-owned life insurance	677	662	649	587	582	2,480
(Loss) gain on sale of investment securities available-for-sale	(228)	196	(480)	123	157	(4)
Gain on sale of SBA loans	30	-	-	-	30	30
Other	351	243	205	663	69	1,180
Total noninterest income	3,107	2,873	2,517	2,888	2,343	10,621

NONINTEREST EXPENSE:
Salaries and employee benefits	18,341	17,018	15,679	15,917	16,502	65,116
Occupancy and equipment expense	3,282	3,292	3,229	3,146	3,045	12,712
Legal and professional	1,431	1,587	1,037	1,621	1,385	5,630
Data processing and network expense	1,120	1,182	1,608	1,046	1,418	5,254
Regulatory assessments	1,306	1,196	1,249	1,005	980	4,430
Advertising and marketing	409	526	420	406	355	1,707
Software purchases and maintenance	811	766	854	828	817	3,265
Loan operations	269	189	227	262	226	904
Telephone and communications	175	144	166	141	134	585
Other	964	1,330	1,085	1,257	1,052	4,724
Total noninterest expense	28,108	27,230	25,554	25,629	25,914	104,327

NET INCOME BEFORE INCOME TAX EXPENSE	17,346	17,925	16,261	14,217	12,948	61,351

Income tax expense	3,757	4,192	3,486	3,421	2,581	13,680

NET INCOME	13,589	13,733	12,775	10,796	10,367	47,671

Preferred stock dividends declared	1,171	1,196	1,198	1,184	1,171	4,749

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,418	$12,537	$11,577	$9,612	$9,196	$42,922

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.90	$0.92	$0.85	$0.70	$0.68	$3.14
Diluted earnings per share	$0.78	$0.79	$0.74	$0.63	$0.61	$2.78

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2025	2024				2024
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Earnings per share, basic	$0.90	$0.92	$0.85	$0.70	$0.68	$3.14
Earnings per share, diluted	$0.78	$0.79	$0.74	$0.63	$0.61	$2.78
Dividends on common stock	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$16.88	$17.25	$17.25	$17.06	$16.88	$68.44

Return on average assets (A)	1.17%	1.13%	1.14%	0.97%	0.95%	1.05%
Return on average common equity (A)	12.41%	12.66%	12.12%	10.53%	10.44%	11.48%
Return on average tangible common equity (A) (B)	13.01%	13.29%	12.76%	11.10%	11.03%	12.09%
Net interest margin (A) (C)	3.80%	3.71%	3.73%	3.62%	3.60%	3.67%
Efficiency ratio (D)	61.23%	58.80%	59.57%	61.39%	64.11%	60.88%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.45%	7.98%	8.31%	8.24%	7.67%	7.98%
Tangible common equity to tangible assets (B)	8.09%	7.63%	7.93%	7.85%	7.29%	7.63%
Common equity tier 1 (to risk weighted assets)	8.70%	8.41%	8.38%	8.29%	7.97%	8.41%
Tier 1 capital (to risk weighted assets)	10.19%	9.90%	9.93%	9.88%	9.54%	9.90%
Total capital (to risk weighted assets)	12.97%	12.68%	12.80%	12.78%	12.41%	12.68%
Tier 1 capital (to average assets)	9.58%	9.12%	9.53%	9.24%	9.15%	9.12%

Third Coast Bank:
Common equity tier 1 (to risk weighted assets)	12.69%	12.35%	12.45%	12.52%	12.32%	12.35%
Tier 1 capital (to risk weighted assets)	12.69%	12.35%	12.45%	12.52%	12.32%	12.35%
Total capital (to risk weighted assets)	13.63%	13.29%	13.42%	13.49%	13.28%	13.29%
Tier 1 capital (to average assets)	11.93%	11.37%	11.95%	11.71%	11.81%	11.37%

Other Data
Weighted average shares:
Basic	13,776,998	13,698,010	13,665,400	13,657,223	13,606,256	13,656,859
Diluted	17,440,826	17,394,884	17,184,991	17,018,680	16,936,003	17,133,845
Period end shares outstanding	13,825,286	13,769,780	13,667,591	13,665,505	13,652,888	13,769,780
Book value per share	$29.92	$28.65	$28.13	$26.99	$26.18	$28.65
Tangible book value per share (B)	$28.56	$27.29	$26.75	$25.60	$24.79	$27.29

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures at the end of this news release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Loans, gross	$3,979,859	$73,087	7.45%	$3,937,405	$76,017	7.68%	$3,665,378	$70,671	7.75%
Investment securities	398,115	5,693	5.80%	342,474	4,939	5.74%	202,277	3,093	6.15%
Federal funds sold and other interest-earning assets	186,893	1,986	4.31%	379,836	4,580	4.80%	383,929	5,112	5.36%
Total interest-earning assets	4,564,867	80,766	7.18%	4,659,715	85,536	7.30%	4,251,584	78,876	7.46%
Less allowance for loan losses	(40,595)			(39,855)			(37,278)
Total interest-earning assets, net of allowance	4,524,272			4,619,860			4,214,306
Noninterest-earning assets	198,522			195,143			193,070
Total assets	$4,722,794			$4,815,003			$4,407,376

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,652,006	$36,226	4.02%	$3,692,533	$40,233	4.33%	$3,346,847	$38,698	4.65%
Note payable and line of credit	111,661	1,713	6.22%	109,294	1,708	6.22%	120,884	2,099	6.98%
FHLB advances	2,551	30	4.77%	11,900	157	5.25%	—	—	—
Total interest-bearing liabilities	3,766,218	37,969	4.09%	3,813,727	42,098	4.39%	3,467,731	40,797	4.73%
Noninterest-bearing deposits	423,780			484,738			457,054
Other liabilities	60,755			56,369			61,945
Total liabilities	4,250,753			4,354,834			3,986,730
Shareholders’ equity	472,041			460,169			420,646
Total liabilities and shareholders’ equity	$4,722,794			$4,815,003			$4,407,376
Net interest income		$42,797			$43,438			$38,079
Net interest spread (1)			3.09%			2.91%			2.73%
Net interest margin (2)			3.80%			3.71%			3.60%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2025	2024
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$420,902	$448,134	$470,222	$499,941	$510,266
Non-farm non-residential non-owner occupied	633,227	652,119	611,617	612,268	598,311
Residential	335,285	336,736	339,558	349,461	345,890
Construction, development & other	846,166	871,373	825,302	756,646	725,176
Farmland	30,783	30,915	35,650	31,049	29,706
Commercial & industrial	1,605,243	1,497,408	1,499,302	1,361,401	1,350,289
Consumer	1,443	1,859	2,002	2,216	2,382
Municipal and other	114,990	127,881	106,178	145,177	184,158
Total loans	$3,988,039	$3,966,425	$3,889,831	$3,758,159	$3,746,178

Asset Quality:
Nonaccrual loans	$17,066	$26,773	$23,522	$23,910	$18,130
Loans > 90 days and still accruing	1,503	1,173	522	507	3,614
Total nonperforming loans	18,569	27,946	24,044	24,417	21,744
Other real estate owned	8,752	862	283	-	-
Total nonperforming assets	$27,321	$28,808	$24,327	$24,417	$21,744

QTD Net charge-offs (recoveries)	$398	$879	$(57)	$1,829	$742

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$3,100	$10,433	$9,696	$10,051	$2,369
Non-farm non-residential non-owner occupied	-	-	68	74	1,225
Residential	2,616	2,226	2,664	2,767	2,837
Construction, development & other	358	400	1	301	406
Commercial & industrial	10,992	13,714	11,093	10,717	11,293
Total nonaccrual loans	$17,066	$26,773	$23,522	$23,910	$18,130

Asset Quality Ratios:
Nonperforming assets to total assets	0.56%	0.58%	0.53%	0.55%	0.47%
Nonperforming loans to total loans	0.47%	0.70%	0.62%	0.65%	0.58%
Allowance for credit losses to total loans	1.01%	1.02%	1.02%	1.02%	1.02%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.09%	(0.01%)	0.20%	0.08%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Year Ended
	2025	2024				2024
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31

Tangible Common Equity:
Total shareholders' equity	$479,786	$460,719	$450,548	$434,998	$423,618	$460,719
Less: Preferred stock including additional paid in capital	66,160	66,160	66,117	66,225	66,225	66,160
Total common equity	413,626	394,559	384,431	368,773	357,393	394,559
Less: Goodwill and core deposit intangibles, net	18,801	18,841	18,882	18,922	18,963	18,841
Tangible common equity	$394,825	$375,718	$365,549	$349,851	$338,430	$375,718

Common shares outstanding at end of period	13,825,286	13,769,780	13,667,591	13,665,505	13,652,888	13,769,780

Book Value Per Share	$29.92	$28.65	$28.13	$26.99	$26.18	$28.65
Tangible Book Value Per Share	$28.56	$27.29	$26.75	$25.60	$24.79	$27.29

Tangible Assets:
Total assets	$4,896,989	$4,942,446	$4,627,770	$4,474,119	$4,660,403	$4,942,446
Adjustments: Goodwill and core deposit intangibles, net	18,801	18,841	18,882	18,922	18,963	18,841
Tangible assets	$4,878,188	$4,923,605	$4,608,888	$4,455,197	$4,641,440	$4,923,605

Total Common Equity to Total Assets	8.45%	7.98%	8.31%	8.24%	7.67%	7.98%
Tangible Common Equity to Tangible Assets	8.09%	7.63%	7.93%	7.85%	7.29%	7.63%

Average Tangible Common Equity:
Average shareholders' equity	$472,041	$460,169	$446,124	$433,510	$420,646	$440,184
Less: Average preferred stock including additional paid in capital	66,160	66,121	66,223	66,225	66,225	66,198
Average common equity	405,881	394,048	379,901	367,285	354,421	373,986
Less: Average goodwill and core deposit intangibles, net	18,826	18,865	18,906	18,946	18,987	18,926
Average tangible common equity	$387,055	$375,183	$360,995	$348,339	$335,434	$355,060

Net Income	$13,589	$13,733	$12,775	$10,796	$10,367	$47,671
Less: Dividends declared on preferred stock	1,171	1,196	1,198	1,184	1,171	4,749
Net Income Available to Common Shareholders	$12,418	$12,537	$11,577	$9,612	$9,196	$42,922

Return on Average Common Equity(A)	12.41%	12.66%	12.12%	10.53%	10.44%	11.48%
Return on Average Tangible Common Equity(A)	13.01%	13.29%	12.76%	11.10%	11.03%	12.09%

___________

(A) Interim periods annualized.